UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2025

Xometry, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40546	32-0415449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6116 Executive Blvd, Suite 800
North Bethesda, Maryland		20852
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (240) 252-1138

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.000001 per share	XMTR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2025, Xometry, Inc. (the “Company”) and Matt Leibel, the Company’s Chief Technology Officer, mutually agreed that Mr. Leibel would separate from his role at the Company effective as of February 5, 2025 (the “Effective Date”). Vaidyanathan Raghavan will serve as the Company’s Chief Technology Officer, effective as of the Effective Date, succeeding Mr. Leibel. To assist in the transition to Mr. Raghavan, Mr. Leibel will continue serving as an employee of the Company until February 28, 2025.

Mr. Leibel’s separation from the Company is not the result of any dispute or disagreement with the Company or any matter related to the Company's operations, policies or practices.

In connection with Mr. Leibel’s departure, he will receive the payments and benefits set forth in his employment agreement with the Company (the “Employment Agreement”), as described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 29, 2024, subject to the terms and conditions of the Employment Agreement, including, without limitation, his signing of an effective general release and waiver of claims (the “Release”) and compliance with the terms of the Release and his restrictive covenant obligations owed to the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XOMETRY, INC.

Date:	February 5, 2025	By:	/s/ Randolph Altschuler
Randolph Altschuler Chief Executive Officer